RANDY SIMPSON CPA P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                  [Letterhead]


CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of INTERNATIONAL STAR, INC on Form S-8 for our report relating to the financial statements of INTERNATIONAL STAR, INC dated. December 31, 2000.

/s/ Certified Public Accountants